Exhibit 99.1

     American Retirement Reports Improved Second Quarter Results

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Aug. 10, 2004--American Retirement Corporation (NYSE: ACR), a leading national provider of senior living housing and care, today reported its financial results for the quarter ended June 30, 2004. Highlights of the quarter were:

    -- The Company reported its third consecutive quarter of positive free cash flow with a $2.6 million increase over the first quarter of 2004.

    -- Net loss narrowed to $2.5 million during the second quarter of 2004 as compared with a loss of $9.5 million during the second quarter of 2003.

    -- Revenue increased 12% over the second quarter of 2003 to $110 million.

    -- Income from operations increased 69% over the second quarter of 2003 to $7 million.

    -- Average overall occupancy rose to 92% from 90% for last year's second quarter with the Company's large retirement communities' ("Retirement Centers") averaging 94%.

    -- Retirement Centers' results were driven by a 5% increase in average occupied units and a 6% increase in average monthly revenue per occupied unit.

    -- The Free-standing assisted living communities' ("Free-standing AL's") results were driven by a 6% increase in average occupied units and an 8% increase in average monthly revenue per occupied unit.

    -- As previously announced, the Company repaid in full its 19.5% mezzanine debt as part of a July 15, 2004 transaction.

    Bill Sheriff, Chairman, President and CEO of American Retirement, commented, "We continue to make significant progress on improving our operating results and achieving profitability. The second quarter 2004 results showed a continuation of the strong operating trends we have seen over the last six quarters. Our total portfolio occupancy was at 93% at the end of the quarter with good opportunities to increase that further. We also continue to extract solid revenue per unit increases through the growth of our ancillary therapy services business and the improvement in the assisted living pricing environment. We repaid our expensive 19.5% debt in July, and we expect this transaction to have a considerable positive impact on our financial results going forward. We have a growing positive cash flow and anticipate that with a continuation of our operating improvement we will have a positive net income for the third quarter, excluding the costs related to the recent transaction which will be recorded in the third quarter."

    OPERATIONAL HIGHLIGHTS

    The Company operates in three business segments: Retirement Centers, Free-standing AL's and Management Services. The Retirement Centers include CCRCs (continuing care retirement centers), Entrance-Fee Communities ("EF Communities") and congregate living residences. The Retirement Centers are established communities with strong reputations within their respective markets. Free-standing AL's are smaller than Retirement Centers and provide assisted living and specialized care such as Alzheimer's and memory enhancement programs. The Management Services segment includes fees from management agreements for communities owned by others and reimbursed expenses.

    Retirement Centers

    The Company's 28 Retirement Centers produced strong increases in revenue and operating contribution for the second quarter of 2004 as follows:

Retirement Centers ($ in 000's):   Three Months Ended
--------------------------------   -----------------------------------
                                    June 30,  June 30,     $       %
                                     2004      2003     Change  Change
                                   -------- ---------- ------- -------
Community Revenue                   85,578     76,673   8,905    11.6%
Community Operating Contribution(1) 29,032     24,594   4,438    18.0%
Operating contribution margin         33.9%      32.1%    1.8%    5.8%

(1) The Company evaluates the performance of its business segments, primarily, based upon their operating contributions, which the Company defines as revenue from the segment less operating expenses associated with that segment.

    The Retirement Centers continued to produce strong revenue per unit gains while increasing the solid occupancy levels at which they ended the first quarter. This led to an 18% increase in operating contribution for the Retirement Center segment for the second quarter versus the prior year's second quarter. The number of occupied units increased 5%, with ending occupancy increasing from 93% to 95% on an increased number of units (due to leasing two communities in August
2003) versus the second quarter of 2003. The Retirement Centers ended the quarter with 97% occupancy in independent living, 95% in assisted living and 89% in skilled nursing. Average monthly revenue per occupied unit increased 6% during the quarter to $3,403 due to increases in monthly service fees and per diem rates in skilled nursing, turnover of residents (reselling or reletting units at higher current rates) and increased ancillary services, such as therapy.
    The operating contribution for Retirement Centers exceeded $29 million in the second quarter of 2004, a 34% margin. This was a $4.4 million increase or 18% increase over the prior year's second quarter. The incremental operating margin on the second quarter's revenue increase was 50%.
    For the six months ended June 30, 2004, revenue increased by $19 million or 12% and operating contribution by $9 million or 18% versus the first six months of 2003.
    Six of the Company's consolidated Retirement Centers are EF Communities that collect entry-fee deposits upon a resident's initial occupancy of a unit. In the second quarter of 2004, the Company sold 84 entry-fee units at these EF Communities, producing $12.0 million of gross proceeds or $9.1 million after refunds to previous residents. In the second quarter of 2003, the Company sold 73 entry-fee apartments for $6.7 million, net of refunds.

    Free-standing AL's

    Revenue from Free-standing AL's increased 14% to $23.5 million in 2004's second quarter compared with last year's second quarter revenue of $20.7 million. Occupancy for the Free-standing AL portfolio reached 86% at the end of the 2004 second quarter, up from 81% a year ago.

Free-standing AL ($ in 000's): Three Months Ended
----------------------------------------------------------------------
                               June 30,  June 30,      $         %
                               --------- --------- --------- ---------
                                 2004      2003     Change    Change
                               --------- --------- --------- ---------
  Revenues                       23,532    20,705     2,827      13.7%
  Community Operating
   Contribution(1)                6,013     3,886     2,127      54.7%
  Operating contribution margin    25.6%     18.8%      6.8%     36.1%
  % Occupancy                        86%       81%     5pts       5.7%

Note: Includes results of 31 Free-standing AL's and excludes two
      Free-standing AL's held in joint ventures

    The Free-standing AL portfolio produced a solid year-over-year average monthly revenue per occupied unit increase of 8%, while making progress on occupancy. The quarter over quarter average occupied units grew by 6%, while the average monthly revenue per unit increased to $3,228, up 8%. The monthly revenue per occupied unit in June 2004 was $3,268 per month, an 8% increase from $3,036 per month in June 2003. The revenue per occupied unit increase was due to rate increases, reduced discounts and promotional allowances, increased care services and turnover of residents (reletting units at higher current rates). The increased use of ancillary services, particularly therapy services, also contributed significantly to the revenue and operating contribution increase for this segment.
    The operating contribution from the Free-standing AL's increased 55%, or $2.1 million, in the second quarter of 2004 from the second quarter of 2003. As in prior periods, the Free-standing AL's added revenue with very little increase in expenses and produced an incremental operating margin of 75% on incremental revenue. The Free-standing AL segment continues to demonstrate the high incremental margin that results from increasing revenue in a portfolio that is currently 86% occupied.
    For the six months ended June 30, 2004, revenue increased by $6 million or 14% and operating contribution by $5 million or 69% versus the first six months of 2003.

    Management Services

    The Company's management services business segment included management contracts on five Retirement Centers and two Free-standing AL's, with an aggregate capacity of 1,350 units. Management Services brought in operating contribution of $.5 million in second-quarter 2004, a 35% increase versus the same prior-year period.

    Conference Call Information

    American Retirement Corporation will hold a conference call with Bill Sheriff, Chairman, President and Chief Executive Officer, and Bryan Richardson, Chief Financial Officer, to discuss the Company's 2004 second-quarter financial results. The call will be held on Tuesday, August 10, 2004 at 11:00a.m. ET and parties may participate by either calling (877) 252-6354 or through the Company's website at
- www.arclp.com. Click on the broadcast icon to listen to the earnings call - Windows Media Player(TM) is required to listen to this webcast. In addition, the call will be archived on the Company's website until the next regularly scheduled earnings conference call. If any material information is disclosed on the conference call that has not been previously disclosed publicly, that information will also be available at the Investor Relations portion of the Company's web site.

    Additional Filings

    The Company's results are to be described in greater detail in the Company's Form 10-Q, which will be filed with the Securities and Exchange Commission. The Company also will file on or about August 10th a Form 8-K with the Securities and Exchange Commission, which includes supplemental information relating to the Company's second quarter 2004 results. These filings will also be available through the Investor Relations section of the Company's website - www.arclp.com.

    COMPANY PROFILE

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the Company believes that it is a leader in the operations and management of senior living communities, including independent living communities, continuing care retirement communities, Free-standing AL's, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The Company's operating philosophy was inspired by the vision of its founders, Dr. Thomas F. Frist, Sr. and Jack C. Massey, to enhance the lives of seniors by striving to provide the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The Company currently operates 66 senior living communities in 14 states, with an aggregate unit capacity of approximately 13,000 units and resident capacity of approximately 14,600. The Company owns 15 communities, leases 45 communities, and manages six communities pursuant to management agreements. Approximately 85 percent of the Company's revenues come from private pay sources.

    SAFE HARBOR STATEMENT

    Statements contained in this press release and statements made by or on behalf of American Retirement Corporation relating hereto may be deemed to constitute forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management, including, without limitation, all statements regarding the Company's future operating and financial expectations and its strategy to improve financial and operating results. These forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) the risk associated with the Company's financial condition and significant leverage, (ii) the Company's ability to sell its entry-fee units and to increase occupancy at the Company's communities (especially its Free-standing AL's), (iii) the Company's ability to improve the Company's results of operations, increase cash flow and reduce expenses, (iv) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (v) the risk that the Company is unable to obtain liability insurance in the future or that the costs thereof (including deductibles) will be prohibitive, (vi) the Company's ability to obtain new financing or extend and/or modify existing debt and (vii) the risk factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 under the caption "Risk Factors" and in the Company's other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

                                 Three months ended      Increase
                                    June 30, 2004        (Decrease)
                                 ------------------- -----------------
                                   2004      2003       $        %
                                 --------- --------- -------- --------
Revenues:
    Resident and health care     $109,110   $97,378  $11,732     12.0%
    Management services               515       383      132     34.5%
    Reimbursed expenses               524       613      (89)   -14.5%
                                 --------- --------- -------- --------
        Total revenues            110,149    98,374   11,775     12.0%

Operating expenses:
    Community operating expenses   74,065    68,898    5,167      7.5%
    General and administrative      6,114     6,837     (723)   -10.6%
    Lease expense                  15,158    10,366    4,792     46.2%
    Depreciation and amortization 6,547 6,969 (422) -6.1% Amortization of leasehold
     acquisition costs                728       530      198     37.4%
    Reimbursed expenses               524       613      (89)   -14.5%
                                 --------- --------- -------- --------
        Total operating expenses  103,136    94,213    8,923      9.5%
                                 --------- --------- -------- --------

        Operating income            7,013     4,161    2,852     68.5%

Other income (expense):
    Interest expense               (8,932)  (14,590)  (5,658)    38.8%
    Interest income                   669       892     (223)   -25.0%
    Gain (loss) on sale of assets       6        79      (73)   -92.4%
    Other                            (364)      213     (577)  -270.9%
                                 --------- --------- -------- --------
        Other expense, net         (8,621)  (13,406)  (4,785)    35.7%
                                 --------- --------- -------- --------

    Loss from continuing
     operations before income
     taxes, and minority interest  (1,608)   (9,245)   7,637     82.6%

Income tax expense                     75        64       11     17.2%
                                 --------- --------- -------- --------

    Loss from continuing
     operations before
     minority interest             (1,683)   (9,309)   7,626     81.9%

Minority interest in earnings of
 consolidated subsidiaries, net
 of tax                              (863)     (175)    (688)  -393.1%
                                 --------- --------- -------- --------

        Net loss                  $(2,546)  $(9,484)  $6,938     73.2%
                                 ========= ========= ======== ========

 Basic loss per share              $(0.10)   $(0.53)
                                 ========= =========
 Diluted loss per share            $(0.10)   $(0.53)
                                 ========= =========

Weighted average shares used for
 basic and diluted loss per share
 data                              24,290    18,051


----------------------------------------------------------------------

                               June 30,  December 31,
                                  2004       2003
                               --------- ------------
Selected Balance Sheet Data:
    Cash and cash equivalents   $18,925      $17,192
    Working capital              17,432        8,603
    Land, buildings and
     equipment, net             532,765      533,145
    Total assets                766,598      774,283
    Long-term debt,
     including current portion  356,966      371,535
    Refundable portion of
     entrance fees               78,330       72,980
    Shareholders' equity          5,011          807


AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

                                   Six months ended      Increase
                                        June 30,         (Decrease)
                                  ------------------- ----------------
                                    2004      2003       $        %
                                  --------- --------- -------- -------
Revenues:
    Resident and health care      $217,061  $192,686  $24,375    12.7%
    Management services                939       833      106    12.7%
    Reimbursed expenses              1,292     1,301       (9)   -0.7%
                                  --------- --------- -------- -------
        Total revenues             219,292   194,820   24,472    12.6%

Operating expenses:
    Community operating expenses   147,917   137,144   10,773     7.9%
    General and administrative      12,702    12,818     (116)   -0.9%
    Lease expense                   30,272    20,500    9,772    47.7%
    Depreciation and amortization 13,460 13,800 (340) -2.5% Amortization of leasehold
     acquisition costs               1,446     1,048      398    38.0%
    Reimbursed expenses              1,292     1,301       (9)   -0.7%
                                  --------- --------- -------- -------
        Total operating expenses   207,089   186,611   20,478    11.0%
                                  --------- --------- -------- -------

        Operating income (loss)     12,203     8,209    3,994   -48.7%

Other income (expense):
    Interest expense               (18,633)  (28,907) (10,274)   35.5%
    Interest income                  1,271     1,589     (318)  -20.0%
    Gain (loss) on sale of assets      111        21       90  -428.6%
    Other                             (253)      276     (529) -191.7%
                                  --------- --------- -------- -------
        Other expense, net         (17,504)  (27,021)  (9,517)   35.2%
                                  --------- --------- -------- -------

    Loss from continuing
     operations before income
     taxes, and minority interest   (5,301)  (18,812)  13,511    71.8%

Income tax expense                     220       194       26    13.4%
                                  --------- --------- -------- -------

    Loss from continuing
     operations before
     minority interest              (5,521)  (19,006)  13,485    71.0%

Minority interest in earnings of
 consolidated subsidiaries,
 net of tax                         (1,825)   (1,448)    (377)      -
                                  --------- --------- -------- -------

        Net loss                   $(7,346) $(20,454) $13,108    64.1%
                                  ========= ========= ======== =======

 Basic loss per share               $(0.32)   $(1.16)
                                  ========= =========
 Diluted loss per share             $(0.32)   $(1.16)
                                  ========= =========

Weighted average shares used for
 basic loss per share data          22,770    17,697
                                  ========= =========
Weighted average shares used for
 diluted loss per share data        22,770    17,697
                                  ========= =========

    CONTACT: American Retirement Corporation, Nashville
             Ross C. Roadman, 615-376-2412